Exhibit 23.7
CONSENT OF DIRECTOR NOMINEE
Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Provident Mortgage Capital Associates, Inc.

/s/ Roger Orders
Roger Orders

Dated: May 4, 2011